EXHIBIT 5.01


                [Letterhead of Wachtell, Lipton, Rosen & Katz]


                                 July 31, 1996



Crompton & Knowles Corporation
One Station Place, Metro Center
Stamford, Connecticut 06902

               Re:  Registration Statement on Form S-1
                    of Crompton & Knowles Corporation
                    ----------------------------------

Ladies and Gentlemen:

          We are acting as special counsel to Crompton & Knowles Corporation, a Massachusetts corporation ("Crompton"), in connection with the above-captioned Registration Statement filed by Crompton with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 1,000,000 shares of common stock, $0.10 par value ("Crompton Common Stock"), of Crompton proposed to be offered thereunder by Crompton.

          In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Crompton, and other instruments, including an opinion of Massachusetts counsel, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

          Based upon and subject to the foregoing, we are of the opinion that the shares of Crompton Common Stock being registered under the Registration Statement, when issued, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Prospectus contained therein. In giving such consent, we do not hereby admit that

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Crompton & Knowles Corporation
July 31, 1996
Page 2



we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,



                                /s/ Wachtell, Lipton, Rosen & Katz